Calculation of Filing Fee Tables
S-8
Personalis, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.0001 par value per share, reserved for issuance pursuant to the Registrant's 2019 Equity Incentive Plan	Other	5,123,794	$ 8.09	$ 41,451,493.46	0.0001381	$ 5,724.46
2	Equity	Common Stock, $0.0001 par value per share, reserved for future issuance pursuant to the Registrant's 2019 Employee Stock Purchase Plan	Other	500,000	$ 6.88	$ 3,440,000.00	0.0001381	$ 475.07
3	Equity	Common Stock, $0.0001 par value per share, reserved for future issuance pursuant to the Registrant's 2020 Inducement Plan	Other	350,000	$ 8.09	$ 2,831,500.00	0.0001381	$ 391.04
Total Offering Amounts:						$ 47,722,993.46		$ 6,590.57
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 6,590.57
Offering Note
[1]	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of common stock, par value $0.0001 per share ("Common Stock"), of Personalis, Inc. (the "Registrant") that become issuable under the Registrant's 2019 Equity Incentive Plan (the "2019 Plan") by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without receipt of consideration which results in an increase in the number of outstanding shares of the Registrant's Common Stock. The "Proposed Maximum Offering Price Per Unit" and "Maximum Aggregate Offering Price" are estimated in accordance with Rules 457(c) and 457(h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of $8.09 per share, which is the average of the high and low prices of a share of the Registrant's Common Stock (rounded to the nearest cent) on February 23, 2026, as reported on The Nasdaq Global Market. The "Amount Registered" represents additional shares of Common Stock that were automatically added to the shares authorized for issuance under the 2019 Plan on January 1, 2026 pursuant to an "evergreen" provision contained in the 2019 Plan. Pursuant to such provision, an additional number of shares will automatically be added annually to the shares authorized for issuance under the 2019 Plan on January 1 of each year, for a period of not more than ten years, commencing on January 1, 2020 and ending on (and including) January 1, 2029, in an amount equal to (a) 5% of the total number of shares of the Registrant's capital stock outstanding on December 31 of the preceding calendar year or (b) a lesser number of shares of Common Stock designated by action of the Registrant's board of directors prior to the first day of any calendar year.

[2]	Pursuant to Rule 416(a) promulgated under the Securities Act, this Registration Statement shall also cover any additional shares of Common Stock of the Registrant that become issuable under the Registrant's 2019 Employee Stock Purchase Plan (the "ESPP") by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without receipt of consideration which results in an increase in the number of outstanding shares of the Registrant's Common Stock. The "Proposed Maximum Offering Price Per Unit" and "Maximum Aggregate Offering Price" are estimated in accordance with Rules 457(c) and 457(h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of $6.88 per share, which is the average of the high and low prices of a share of the Registrant's Common Stock (rounded to the nearest cent) on February 23, 2026, The Nasdaq Global Market, multiplied by 85% (the percentage of the price per share applicable to purchases under the ESPP). The "Amount Registered" represents additional shares of Common Stock that were automatically added to the shares authorized for issuance under the ESPP on January 1, 2026 pursuant to an "evergreen" provision contained in the ESPP. The ESPP provides that an additional number of shares will automatically be added annually to the shares authorized for issuance under the ESPP on January 1 of each year, commencing on January 1, 2020 and ending on (and including) January 1, 2029, in an amount equal to the least of (a) 1% of the total number of shares of the Registrant's capital stock outstanding on December 31 of the preceding calendar year, (b) 500,000 shares of Common Stock and (c) a number of shares of Common Stock designated by action of the Registrant's board of directors prior to the first day of any calendar year.

[3]	Pursuant to Rule 416(a) promulgated under the Securities Act, this Registration Statement shall also cover any additional shares of Common Stock of the Registrant that become issuable under the Registrant's 2020 Inducement Plan (the "Inducement Plan") by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without receipt of consideration which results in an increase in the number of outstanding shares of the Registrant's Common Stock. The "Amount Registered" represents additional shares of Common Stock that were added to the Inducement Plan pursuant to an increase approved by the Compensation Committee of the Registrant's board of directors on February 23, 2026. The "Proposed Maximum Offering Price Per Unit" and "Maximum Aggregate Offering Price" are estimated in accordance with Rules 457(c) and 457(h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of $8.09 per share, which is the average of the high and low prices of a share of the Registrant's Common Stock (rounded to the nearest cent) on February 23, 2026, as reported on The Nasdaq Global Market.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A